UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 21, 2005
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2004, the advisory agreement between Inland Western Retail Real Estate Trust, Inc. (the "Company") and Inland Western Retail Real Estate Advisory Services, Inc. (the "Business Manager/Advisor") was amended and restated. The advisory agreement was amended and restated to correct three typographical errors. The second amended and restated advisory agreement is attached to this Form 8-K as Exhibit 99.2 and is incorporated into this filing in its entirety.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Stanley Works Office Building, Westerville, Ohio

On January 19, 2005, we purchased a newly constructed freestanding office/warehouse center leased to Stanley Works, containing 72,500 gross leasable square feet. The center is located at 505 Cleveland Avenue in Westerville, Ohio.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $10,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $138 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Stanley Works, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square	Estimated
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Stanley Works	72,500	100	9.66	01/05	12/15

For federal income tax purposes, the depreciable basis in this property will be approximately $7,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Section 9.01 - Financial Statements and Exhibits

Item 9.01 (a) Financial Statements, ProForma Financial Information and Exhibits
  Financial Statements

No financial statement will be filed for Stanley Works Office Building as the acquisition of this property does not require a financial statement under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

Item 9.01 (c) Financial Statements and Exhibits
Exhibit No.	Description

99.2	Second Amended and Restated Advisory Agreement, dated as of December 28, 2004, between Inland Western Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Advisory Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	January 21, 2005

EXHIBIT INDEX
Exhibit No.	Description

99.2	Second Amended and Restated Advisory Agreement, dated as of December 28, 2004, between Inland Western Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Advisory Services, Inc.